UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 25, 2005


                               NOBLE ROMAN'S, INC.
               (Exact name of Company as specified in its charter)


         Indiana                        0-11104                 35-1281154
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)

      One Virginia Avenue, Suite 800
          Indianapolis, Indiana                                    46204
(Address of principal executive offices)                         (Zip Code)

                                 (317) 634-3377
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into  a Material Definitive Agreement.

     On August 25, 2005, Noble Roman's, Inc. (the "Company") completed a settlement with SummitBridge National Investments, LLC and related entities. The settlement resolved litigation between the Company and certain affiliated parties and SummitBridge, which initially was brought by the Company in March 2004 in the Marion Superior Court Civil Division of the Indiana state courts. As previously reported by the Company, the parties had asserted various claims against each other after SummitBridge acquired a secured promissory note and related stock ownership interests, more fully described below, from The Provident Bank, Noble Roman's former bank lender, in October 2003. As of a result of the settlement, the litigation is resolved and the parties have executed mutual releases.

     The Company acquired all of SummitBridge's debt and equity interests in the Company, except for 2,400,000 shares of common stock, for a purchase price of $8,300,000 resulting in a pre-tax gain for the Company of approximately $2,800,000. These interests were acquired in October 2003 from The Provident Bank and consisted of a senior secured promissory note in the principal amount of $7,700,000, interest accrued on the note since February 2004, 3,214,748 shares of the Company's common stock, $4,929,275 stated amount of the Company's no-yield preferred stock convertible into 1,643,092 shares of common stock, and a warrant to purchase 385,000 shares of the Company's common stock with an exercise price of $.01 per share.

     To fund this settlement, the Company entered in to a loan agreement with Wells Fargo Bank, N.A. pursuant to which the Company borrowed the principal sum of $9,000,000. Interest on the loan is payable at a rate of 30-day LIBOR plus 4% per annum. The Company is obligated to amortize the principal balance at the rate of $125,000 per month over the six-year term of the loan. To secure its obligations under the loan agreement, the Company granted the lender a security interest in its business assets. The loan agreement also contains customary representations, warranties and financial and non-financial covenants.

     In addition, the holders of the $2,040,000 principal amount of previously outstanding subordinated debentures issued by the Company exchanged their debentures into shares of the Company's convertible Series B Convertible Preferred Stock with a liquidation preference equal to the principal amount of the debt converted. The preferred stock provides for cumulative dividends payable at the rate of 8% per annum on the stated amount of the shares until December 31, 2009 and 12% per annum thereafter. The preferred stock is convertible after December 31, 2006 into the Company's common stock at a conversion price of $2.25 per share. In addition, the Company extended the terms of warrants to purchase common stock issued in connection with the subordinated debentures from January 15, 2007 to January 15, 2008.

     The Company agreed to use commercially reasonable efforts to assist SummitBridge in finding one or more buyers for their retained stock over a six- to nine-month period. SummitBridge will continue to have no voting rights with respect to its retained shares as a result of the Indiana Control Share Acquisition Act. However, following the six- to nine-month period, SummitBridge will have the right to require the Company and its executive officers to use commercially reasonable efforts to cause the Company's shareholders to vote to restore SummitBridge's voting rights on any shares that SummitBridge then owns. Also after the six- to nine-month period, if SummitBridge then owns more than 5% of Noble Roman's outstanding shares, SummitBridge will have certain registration rights.

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

     Copies of the press release announcing the settlement is attached to this Form 8-K as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement

     As discussed in Item 1.01 of this report, the Company reacquired its promissory note with an outstanding principal balance of $7,000,000. In addition, the holders of the Company's previously outstanding subordinated debentures in the aggregate principal amount of $2,040,000 exchanged such debentures (and warrants to purchase common stock) for Series B Convertible Preferred Stock of the Company (and new warrants for a like number of shares with a one-year longer term). See Item 1.01 which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation.

     As discussed in Item 1.01 of this report, on August 25, 2005, the Company entered in to a loan agreement with Wells Fargo Bank, N.A. See Item 1.01, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

     As discussed in Item 1.01 of this report, on August 25, 2005, the Company issued 51,000 shares of its Series B Convertible Preferred Stock (convertible into 906,667 shares of common stock after December 31, 2001), and warrants to purchase 204,000 shares of its common stock in exchange for subordinated debentures and warrants that previously were outstanding. See Item 1.01, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
          Year

     (a) Effective August 23, 2005 the Company adopted an amendment to its Articles of Incorporation to authorize a new series of preferred stock designated as Series B Convertible Preferred Stock. The Series B Preferred Stock is described above in Item 1.01 of this report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibits are filed as part of this report:

     Exhibit Number                        Description
     --------------                        -----------

          3.1 Amendment to Articles of Incorporation Authorizing Series B Convertible Preferred Stock

          4.1                Form of Warrant to Purchase Common Stock

          10.1 Loan Agreement by and Among the Company, Pizzaco, Inc., N.R. Realty, Inc. and Wells Fargo Bank, N.A.

          99.1               Press Release, dated August 25, 2005, issued by
                             Noble Roman's, Inc.



                                      * * *



















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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2005

                                                NOBLE ROMAN'S, INC.



                                                By: /s/ Paul W. Mobley
                                                    ---------------------------
                                                    Paul W. Mobley
                                                    Chief Executive Officer and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


        Exhibit Number                     Description
        --------------                     -----------

             3.1 Amendment to Articles of Incorporation Authorizing Series B Convertible Preferred Stock

             4.1              Form of Warrant to Purchase Common Stock

             10.1 Loan Agreement by and Among the Company, Pizzaco, Inc., N.R. Realty, Inc. and Wells Fargo Bank, N.A.
                                               -
             99.1 Press Release, dated August 25, 2005, issued by Noble Roman's, Inc.